Exhibit 3.2

LOCK-UP AGREEMENT

October [__], 2009

TO:                            THE PERSON EXECUTING THE ACCEPTANCE ATTACHED HERETO (the “Seller”)

Pursuant to the terms of a support agreement dated October 14, 2009 (the “Support Agreement”), between Aquiline Resources Inc. (“Aquiline” or the “Company”) and Pan American Silver Corp. (the “Offeror”), the Offeror has agreed to make offers (the “Offers”) to acquire:

(a)                                 all of the issued and outstanding common shares (the “Aquiline Shares”) in the capital of Aquiline;

(b)                                all issued and outstanding warrants of the Company (the “Aquiline Warrants”); and

(c)                                 the issued and outstanding convertible debenture in the principal sum of CDN$17,500,000 issued to Silverstone Resources (Barbados) Corp. (the “Aquiline Debenture”),

but excluding Aquiline Shares and Aquiline Warrants owned by the Offeror and its affiliates.  Capitalized terms used in this lock-up agreement (“Lock-Up Agreement”) and not otherwise defined herein that are defined in the Support Agreement shall have the respective meanings ascribed thereto in the Support Agreement, as it may be amended from time to time.

This Lock-Up Agreement sets out the terms and conditions on which the Seller agrees:

(i)                                    to deposit or cause to be deposited under, and not withdraw or cause to be withdrawn from, the Offers all Aquiline Shares and Aquiline Warrants (collectively, the “Aquiline Securities”) beneficially owned or controlled by the Seller, as listed immediately below the signature of the Seller evidencing such Seller’s acceptance of this Lock-Up Agreement (the “Acceptance”) and any additional Aquiline Shares (all such Aquiline Shares being referred to as “Subject Aquiline Shares”) and Aquiline Warrants which the Seller may acquire after the date hereof but prior to the Expiry Time ;

(ii)                                 to the extent the Seller holds outstanding Aquiline In-Money Options or Aquiline Out-Of-Money Options, as listed immediately below the signature of the Seller evidencing the Acceptance, subject to the exceptions provided herein:

(A)                              i.  exercise conditional on the take-up of Aquiline Shares under the Share Offer, all such Aquiline In-Money Options in accordance with the terms of the Support Agreement for Aquiline Shares and to deposit or cause to be deposited conditional on the take-up of Aquiline Shares under the Share Offer such Aquiline Shares under the Share Offer as provided herein; or

ii.  prior to the expiry of the Mandatory Extension, exercise all such Aquiline In-Money Options in accordance with the terms of the Support Agreement for Aquiline Shares and to deposit or cause to be deposited such Aquiline Shares under the Share Offer (it being acknowledged and agreed that if the Seller fails to exercise the Aquiline In-Money Options held by it prior to the expiry of the Mandatory Extension, such Aquiline In-Money Options shall expire and be of no further force and effect and the holder thereof shall have no further claim in respect thereof);

(B)                               exchange all such Aquiline Out-Of-Money Options for Pan American Replacement Options in accordance with the procedures set forth in the Support Agreement;

(iii)                             to deposit or cause to be deposited under the Share Offer any Aquiline Shares acquired upon the exercise of Aquiline Warrants; and

(iv)                            to comply with the restrictions, obligations and covenants of the Seller set forth herein.

Aquiline Securities referred to in (i) above and any Aquiline Shares subsequently acquired by the Seller are hereinafter collectively referred to as the “Subject Aquiline Securities”.

ARTICLE 1

THE OFFERS

1.1                                                                               The Offeror shall mail the Offers in accordance with the terms of the Support Agreement.  The Offers shall be consistent with the terms and conditions relating thereto in the Support Agreement and shall contain no conditions other than as expressly permitted in the Support Agreement. Except as provided in the Support Agreement, the conditions to the making of the Offers are for the sole benefit of the Offeror and any of such conditions may be waived by the Offeror in whole or in part in its sole discretion at any time.  Subject to the satisfaction or waiver of the conditions of the Offers set forth in the Support Agreement, the Offeror shall within the time periods required by Securities Laws and the OBCA take up and pay for the Aquiline Securities deposited under the Offers.

1.2                                                                               The Seller acknowledges and agrees that he, she or it:

(a)                                 has received a copy of the Support Agreement and, in particular, has been made aware of the provisions of both Section 1.2(d) and 3.3 of the Support Agreement; and

(b)                                will comply with the requirements of Sections 1.2(d) and 3.3 of the Support Agreement and, in particular, will not take any action which would, or would reasonably be expected to, cause Aquiline to be in breach of any of its obligations under either such Section, subject in each case to the other terms of the Support Agreement and the terms of this Lock-Up Agreement.

ARTICLE 2

COVENANTS OF THE SELLERS

2.1                                                                               The Seller hereby agrees, from the date hereof until the earlier of:  (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Effective Time, except in accordance with the terms of this Lock-Up Agreement, not to:

(a)                                 acquire direct or indirect beneficial ownership or control of any additional Aquiline Securities, Aquiline Options, or other Convertible Securities or obtain or enter into any right to do so, with the exception of any Aquiline Shares acquired pursuant to the exercise of Aquiline Options listed immediately below such Seller’s Acceptance, as contemplated by Section 3.1 hereof or any Aquiline Shares acquired pursuant to the exercise of Aquiline Warrants listed immediately below such Seller’s Acceptance;

(b)                                option, sell, assign, transfer, alienate, dispose of, gift, grant, pledge, create or permit an Encumbrance on, grant a security interest in or otherwise convey any Aquiline Options or Subject Aquiline Securities or any right or interest in either, or agree to do any of the foregoing except pursuant to the Offers;

(c)                                 grant or agree to grant any proxy or other right to the Subject Aquiline Securities, or enter into any voting trust or pooling agreement or arrangement or enter into or subject any of such Subject Aquiline Securities to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting thereof; or

(d)                                deposit or cause to be deposited such Seller’s Subject Aquiline Securities under any Acquisition Proposal.

2.2                                                                               The Seller hereby agrees, from the date hereof until the earlier of: (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Effective Time, except in accordance with the terms of this Lock-Up Agreement, to exercise the voting rights attaching to the Subject Aquiline Securities and otherwise use the Seller’s commercially reasonable efforts in the Seller’s capacity as a Securityholder to oppose any proposed action by the Company or its Subsidiaries, the Securityholders or any other person:

(a)                                 in respect of any Acquisition Proposal involving the Company or its Subsidiaries; or

(b)                                which may in any manner adversely affect, by delay or otherwise, the take-up of and payment for the Subject Aquiline Securities deposited under the Offers or the successful completion of the Offers, including without limitation, any amendment to the articles of continuance, by-laws, constating documents or corporate structure of the Company.

In connection therewith, the Seller hereby appoints the Offeror as the Seller’s attorney-in-fact (which appointment is unconditional, irrevocable (subject to Article 5), and is coupled with an interest) for and on such Seller’s behalf to execute a proxy appointing a person designated by the Offeror to attend and act on behalf of the Seller at any meeting of Securityholders and to execute one or more Securityholder consents or other Securityholder approval documents in respect of any of the matters referred to in this

Section 2.2.  The Offeror shall advise the Seller upon executing any proxies or Securityholder consents or other Securityholder approval documents in respect of the Subject Aquiline Securities held by the Seller

2.3                                                                               Nothing in this Lock-Up Agreement shall prevent the Seller, in his, her or its capacity as a director of the Company from responding through a directors’ circular, director’s circular or otherwise as required or permitted by applicable Laws to an Acquisition Proposal that is determined not to be a Superior Proposal or from withdrawing, modifying or changing a recommendation where permitted to do so under the Support Agreement. Further, nothing in this Agreement shall prevent the Seller, in his or her capacity as a director of the Company (if applicable), from making any disclosure to the Securityholders if the Seller, as a director of the Company, or the Board of Directors, in each case acting in good faith and upon the advice of legal counsel, shall have first determined that the failure to make such disclosure would be inconsistent with the Seller’s fiduciary duties or the fiduciary duties of the Board of Directors. For greater certainty, the Seller acknowledges that this Section 2.3 shall not affect such Seller’s obligation to deposit or cause to be deposited (and, except as permitted by this Lock-Up Agreement, not withdraw or cause to be withdrawn) the Subject Aquiline Securities under the Offers in accordance with the terms and conditions of this Lock-Up Agreement.

ARTICLE 3

AGREEMENT TO TENDER

3.1                                                                               The Seller agrees that, to the extent it holds any Aquiline Options, if the Offeror makes the Offers in compliance with the Support Agreement, the Seller will:

(a)                                 prior to the expiry of the Mandatory Extension, exercise all such Aquiline In-Money Options in accordance with the terms of the Support Agreement for Aquiline Shares and deposit or cause to be deposited such Aquiline Shares under the Share Offer; and

(b)                                exchange all Aquiline Out-Of-Money Options held by the Seller (as shown under the Seller’s signature in the Acceptance) for Pan American Replacement Options in accordance with the procedures set forth in the Support Agreement.

3.2                                                                               The Seller agrees that if the Offeror makes the Offers in compliance with the terms of the Support Agreement, the Seller shall deposit or cause to be deposited with the depository under the Offers:

(a)                                 within 25 calendar days of the mailing of the Offers, all of the Subject Aquiline Securities then outstanding, it being acknowledged and agreed that notwithstanding the foregoing, the Seller may deposit (i) the Aquiline Shares issued prior to the first scheduled Expiry Time upon exercise, conditional or otherwise, of Aquiline Options at any time prior to the first scheduled Expiry Time and (ii) the Aquiline Shares issued after the initial Take-Up Date upon exercise of Aquiline Options at any time prior to the expiry of the Mandatory Extension; and

(b)                                no later than three business days prior to the first scheduled Expiry Time of the Offers, all such documents as may be necessary or desirable to deposit or cause to be deposited all of the Subsequently Acquired Aquiline Shares (including, if applicable, those to be acquired pursuant to the conditional exercise of Aquiline Options or exercise of Aquiline Warrants), it being acknowledged and agreed that notwithstanding the foregoing, the Seller may, in respect of Aquiline Shares deposited after the initial Take-Up Date in respect of the exercise of Aquiline

Options after such dates all such documents may be deposited at any time prior to the expiry of the Mandatory Extension,

in each case in accordance with the terms of the Offers or as otherwise contemplated by the Support Agreement, and thereafter, except as may be permitted by this Lock-Up Agreement or unless this Lock-Up Agreement is terminated in accordance with Article 5, such Seller shall not withdraw or take any action to withdraw any of such Seller’s Subject Aquiline Securities deposited under the Offers including, without limitation, withdrawing or revoking a Transmittal (notwithstanding any statutory rights or other rights under the terms of the Offers or otherwise which such Seller might have and whether or not a Superior Proposal is made or exists or the Company recommends or fails to recommend or withdraws, modifies or qualifies its recommendation of the Offers).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1                                                                               The Seller by its acceptance hereof represents and warrants as follows and acknowledges that the Offeror is relying upon such representations and warranties in connection with entering into this Lock-Up Agreement, making the Offers and purchasing the Aquiline Securities:

(a)                                 such Seller is the beneficial owner of or controls all of the Aquiline Shares, Aquiline Options and Aquiline Warrants, set forth immediately below such Seller’s Acceptance and such Seller is the registered or beneficial owner of such Aquiline Shares, Aquiline Options, and Aquiline Warrants;

(b)                                (i) the only securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by such Seller are those listed immediately below such Seller’s Acceptance, and (ii) other than any Aquiline Warrants, and Aquiline Options listed immediately below such Seller’s Acceptance and Aquiline Shares issuable on the exercise or conversion of such Aquiline Warrants and Aquiline Options, such Seller does not own, directly or indirectly, or control any convertible securities and has no other agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by such Seller or transfer to such Seller of additional securities of the Company;

(c)                                 such Seller has the sole right to sell and vote all the Subject Aquiline Securities now beneficially owned or controlled, [ADD IF APPLICABLE: other than any Encumbrance on sale which may exist due to standard margin lending,] and will have the right to sell and vote all the Subject Aquiline Securities hereafter acquired by such Seller (subject to any conditions on Aquiline Shares issued upon the conditional exercise of Aquiline Options);

(d)                                all the Subject Aquiline Securities held by such Seller will, at the time at which the Offeror takes up and pays for such Subject Aquiline Securities, be beneficially owned by such Seller with good and marketable title thereto, free and clear of any and all Encumbrances;

(e)                                 such Seller has no agreement, option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from such Seller of any of the Subject Aquiline

Securities owned by such Seller or any interest therein or right thereto, except pursuant to this Lock-Up Agreement;

(f)                                   such Seller has no voting trust, pooling agreement, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a voting trust or pooling agreement, or other agreement or arrangement affecting the Subject Aquiline Securities or the ability of such Seller to exercise all ownership rights thereto, including the voting of the Subject Aquiline Securities;

(g)                                there are no legal proceedings in progress before any public body, court or authority or, to the knowledge of such Seller, pending or threatened against such Seller that would adversely affect in any manner the ability of such Seller to enter into this Lock-Up Agreement and to perform its obligations hereunder or the title of such Seller to any of the Subject Aquiline Securities and there is no judgment, decree or order against such Seller that would adversely affect in any manner the ability of such Seller to enter into this Lock-Up Agreement and to perform its obligations hereunder or the title of such Seller to any of the Subject Aquiline Securities;

(h)                                if such Seller is a corporation, such Seller is validly existing under the laws of its jurisdiction of organization;

(i)                                    the execution and delivery by such Seller of this Lock-Up Agreement, the authorization of this Lock-Up Agreement by such Seller, and the performance by such Seller of its obligations under this Lock-Up Agreement:

(i)                                    do not require any authorization to be obtained by such Seller (other than such authorizations as have been obtained by such Seller on or before the date hereof); and

(ii)                                 will not result (with or without notice or the passage of time) in a violation or breach of or constitute a default under any provision of:  (A) any applicable Laws; (B) any note, bond, mortgage, indenture, contract or agreement to which such Seller is party or by which such Seller or its assets is bound; (C) any judgment, decree, order or award of any Governmental Authority having jurisdiction over such Seller; or (D) if such Seller is a corporation, the constating documents, by-laws or resolutions of the board of directors or shareholders thereof; and

(j)                                    this Lock-Up Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and to general principles of equity.

4.2                                                                               The Offeror represents and warrants as follows and acknowledges that the Seller is relying upon such representations and warranties in connection with entering into this Lock-Up Agreement and the sale to the Offeror of the Aquiline Securities:

(a)                                 the Offeror is a corporation validly existing under the laws of British Columbia and Offeror has the requisite corporate power and capacity to execute and deliver this Lock-Up Agreement, to make the Offers and to perform its obligations hereunder and under the Support Agreement;

(b)                                this Lock-Up Agreement has been duly executed and delivered by the Offeror and constitutes a legal, valid and binding obligation of the Offeror, enforceable against the Offeror in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and general principles of equity; and

(c)                                 neither the execution and delivery by the Offeror of this Lock-Up Agreement or the Support Agreement, nor the performance by the Offeror of its obligations under this Lock-Up Agreement or the Support Agreement shall result in the breach or violation of, or constitute a default under, or conflict with any provision of:

(i)                                    the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) of the Offeror; or

(ii)                                 any Laws to which the Offeror is subject or by which Offeror is bound, except where such breach or violation individually or in the aggregate would not reasonably be expected to materially adversely affect the Offeror’s ability to perform its obligations under this Lock-Up Agreement or the Support Agreement.

ARTICLE 5

TERMINATION

5.1                                                                               This Lock-Up Agreement may be terminated by notice in writing:

(a)                                 at any time by mutual consent of the Offeror and such Seller;

(b)                                by the Seller if:

(i)                                   the Offeror has not complied in any material respect with its covenants contained in this Lock-Up Agreement or if any representation or warranty of the Offeror herein is untrue or incorrect in any material respect and, in each case, such non-compliance or inaccuracy is not curable or, if curable, is not cured by the earlier of:  (A) the date which is five days from the date of written notice of such breach; and (B) the business day prior to the Expiry Time;

(ii)                                the Offeror modifies or waives any term or condition of the Offers in a manner contrary to the Support Agreement; or

(iii)                             the Offers have been made and the Offeror has not (for any reason other than the failure of the Seller to deposit its Subject Aquiline Securities for purchase) taken up and paid for the Subject Aquiline Securities deposited under the Offers in accordance with Securities Laws and the OBCA;

provided that at the time of such termination pursuant to this Section 5.1(b) by the Seller, the Seller is not in default in any material respect in the performance of its obligations under this Lock-Up Agreement;

(c)                                 by the Offeror if:

(i)                                   the Seller has not complied in any material respect with its covenants contained in this Lock-Up Agreement or if any representation or warranty of the Seller herein is untrue or incorrect in any material respect and, in each case, such non-compliance or inaccuracy is not curable or, if curable, is not cured by the earlier of:  (A) the date which is ten days from the date of written notice of such breach; and (B) the business day prior to the Expiry Time;

(ii)                                any representation or warranty of the Seller under this Lock-Up Agreement is untrue or incorrect in any material respect; or

(iii)                             any of the conditions of the Offers is not satisfied or waived at the Expiry Time and the Offeror elects not to waive such condition;

provided that at the time of such termination pursuant to this Section 5.1(c) by the Offeror, the Offeror is not in default in any material respect in the performance of its obligations under this Lock-Up Agreement.

5.2                                                                               This Lock-Up Agreement shall terminate automatically without any further act of either party upon termination of the Support Agreement in accordance with its terms.

5.3                                                                               No termination pursuant to Section 5.1 or Section 5.2 shall prejudice the rights of a party as a result of any breach by any other party of its obligations hereunder.

5.4                                                                               Upon termination of this Lock-Up Agreement in accordance with Section 5.1 or Section 5.2, the Seller shall be entitled to withdraw any of such Seller’s Aquiline Securities deposited under the Offers.

ARTICLE 6

GENERAL

6.1                                                                               In this Lock-Up Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)                                 references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Lock-Up Agreement and not to any particular Section of or Schedule to this Lock-Up Agreement;

(b)                                references to an “Article” or a “Section” are references to an Article or a Section of this Lock-Up Agreement;

(c)                                 words importing the singular shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders;

(d)                                the terms “person” and “business day” shall have the meanings ascribed thereto in the Support Agreement;

(e)                                 the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof; and

(f)                                   wherever the term “includes” or “including” is used, it shall be deemed to mean “includes, without limitation” or “including, without limitation”, respectively.

6.2                                                                               The parties waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Lock-Up Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose counsel) prepared the executed agreement or any earlier draft of the same.

6.3                                                                               This Lock-Up Agreement shall become effective in respect of the Seller upon both: (a) execution and delivery thereof by such Seller; and (b) the execution and delivery of the Support Agreement by the Offeror and Aquiline.

6.4                                                                               This Lock-Up Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Lock-Up Agreement to produce more than one counterpart.

6.5                                                                               Subject to the terms and conditions of this Lock-Up Agreement, the Seller agrees to cooperate in good faith and use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, desirable or advisable:

(a)                          to facilitate the successful consummation of, and make effective as promptly as is practicable, the transactions contemplated by the Support Agreement, the Offers and this Lock-Up Agreement; and

(a)                          for the discharge by the Seller of its obligations under this Lock-Up Agreement, including in each case the execution and delivery of such documents as the Offeror may reasonably require to discharge such obligations.

6.6                                                                               The representations and warranties set forth in this Lock-Up Agreement shall survive the acquisition by the Offeror of the Subject Aquiline Securities and, notwithstanding such acquisition, shall continue in full force and effect for the benefit of the party to whom such representations and warranties are given.

6.7                                                                               The Seller consents to the disclosure of the substance of this Lock-Up Agreement in any press release or any circular relating to the Offers and to the filing of this Lock-Up Agreement as may be required pursuant to applicable Laws.

6.8                                                                               This Lock-Up Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors, permitted assigns, heirs, executors and personal representatives.  This Lock-Up Agreement shall not be assignable by any party except in accordance with Section 6.9.

6.9                                                                               This Lock-Up Agreement and the rights hereunder are not transferable or assignable by a Seller or the Offeror without the prior written consent of the other (which consent may be withheld at the discretion of the other).

6.10                                                                        Time shall be of the essence of this Lock-Up Agreement.

6.11                                                                        If any term, provision, covenant or restriction of this Lock-Up Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Lock-Up Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the agreement to preserve each party’s anticipated benefits under this Lock-Up Agreement.

6.12                                                                        The Seller acknowledges that it:

(a)                                 has been advised by the Offeror to seek independent legal advice;

(b)                                has sought such independent legal advice or deliberately decided not to do so;

(c)                                 understands its rights and obligations under this Lock-Up Agreement and the Support Agreement; and

(d)                                is executing this Lock-Up Agreement voluntarily.

6.13                                                                        Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered or sent by facsimile transmission as follows:

(a)                                 in the case of a Seller, to the address set forth opposite such Seller’s Acceptance; and

(b)                                in the case of the Offeror:

Pan American Silver Corp.
1500 – 625 Howe Street
Vancouver, B.C.  V6C 2T6

Facsimile:  (604) 684-0147
Attention:  Robert Pirooz

with a copy (which shall not itself constitute notice) to:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street
Vancouver, B.C.  V7X 1T2

Facsimile:  (604) 622-5802
Attention:  Fred R. Pletcher

(c)                                 at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if so given shall be deemed to have been given on the date on which it was actually received at the address provided herein (if received on a business day, if not, the next succeeding business day) and if sent by facsimile transmission be deemed to have been given at the time of actual receipt of the complete facsimile transmission at the fax number provided herein (if actually received prior to 4:30 p.m. (local time at the point of receipt) on a business day, if not the next succeeding business day).

6.14                                                                        This Lock-Up Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

6.15                                                                        This Lock-Up Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without giving effect to any principles of conflict of laws thereof which would result in the application of the Laws of any other jurisdiction, and all actions and proceedings arising out of or relating to this Lock-Up Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

6.16                                                                        Unless otherwise indicated, all dollar amounts referred to in this Lock-Up Agreement are expressed in Canadian dollars.

6.17                                                                        The Seller recognizes and acknowledges that this Lock-Up Agreement is an integral part of the Offeror making the Offers, and that Offeror would not contemplate proceeding with making the Offers unless this Lock-Up Agreement was entered into by the Seller, and that a breach by the Seller of any covenants or other commitments contained in this Lock-Up Agreement will cause the Offeror to sustain injury for which it would not have an adequate remedy at law for money damages.  Therefore, the Seller agrees that, in the event of any such breach, the Offeror shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity, and the Seller further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

6.18                                                                        Notwithstanding any other provision of this Lock-Up Agreement, nothing in this Lock-Up Agreement shall prevent the Seller or any other person who is a director or officer of the Seller (if such person is a director or officer of the Company or any of its Subsidiaries), solely in his or her capacity as a director or officer of the Company or any of its Subsidiaries and not in his or her capacity as a Securityholder, from acting in accordance with the exercise of his or her fiduciary duties or taking any action which is permitted by the terms of the Support Agreement.

If the foregoing accurately reflects the terms and conditions of our agreement, would you kindly indicate your acceptance hereof by signing, dating and returning to the undersigned the enclosed Lock-Up Agreement by facsimile or otherwise.

PAN AMERICAN SILVER CORP.

By:
Name:
Title:

SELLER’S ACCEPTANCE

Irrevocably accepted and agreed this 23rd day of October, 2009.

Address for notice:

Name:

Registered Holder	Number of Aquiline Shares	Number of Aquiline Options	Exercise Price Aquiline Options	Number/Class of Aquiline Warrants
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